As filed with the Securities and Exchange Commission on March 1, 2018

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WINDSTREAM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-2847717
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4001 Rodney Parham Road
Little Rock, Arkansas 72212
(501) 748-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristi Moody, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Windstream Holdings, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas 72212
(501) 748-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Geoffrey D. Neal
Kutak Rock LLP
124 West Capitol Avenue, Suite 2000
Little Rock, Arkansas 72201
Phone: (501) 975-3000
Facsimile: (501) 975-3001

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Primary Offering:
Common Stock, par value $0.0001 per share	$44,272,500(2)	—	$44,272,500	$5,511.93
Secondary Offering:
Common Stock, par value $0.0001 per share	3,950,000	$1.45(3)	$5,727,500(3)	$713.07
Total:			$50,000,000	$6,225.00(4)
____________________

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of shares of common stock of the Registrant issuable in the event the number of shares of the Registrant is increased by reason of any stock split, stock dividend or other similar transaction.

(2)	Registration fee calculations are made pursuant to Rule 457(o) promulgated under the Securities Act.
(3)

The proposed maximum offering price per share and the proposed maximum aggregate offering price for the secondary offering are estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices per share of the common stock as reported on the Nasdaq Global Select Market on February 23, 2018.

(4)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001245 by the total proposed maximum aggregate offering price.
_______________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Neither we nor the selling stockholder may sell these securities until that registration statement becomes effective. This prospectus is not an offer to sell securities and neither we nor the selling stockholder are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 1, 2018

PROSPECTUS

Windstream Holdings, Inc.

$44,272,500 of Common Stock

and

3,950,000 Shares of Common Stock offered by the Selling Stockholder

_______________________

By this prospectus, we may offer to sell, from time to time, in one or more offerings, our common stock in an amount that, in the aggregate, will not exceed $44,272,500. This prospectus describes some of the general terms that may apply to our common stock. We may not use this prospectus to sell any common stock unless it is accompanied by a prospectus supplement that describes the specific terms of the common stock to be offered and the offering. You should read this prospectus and any prospectus supplement carefully before you decide to invest.

In addition to the primary offering of securities described above, this prospectus relates to the resale, from time to time, by the Windstream Master Trust, referred to herein as the selling stockholder, which is a trust maintained in connection with the defined benefit pension plan sponsored by us, of up to 3,950,000 shares of our common stock, which were contributed to the pension plan in a private placement on February 27, 2018. The shares may be offered for sale from time to time by JPMorgan Chase Bank, N.A., as duly appointed trustee of the selling stockholder, at the direction of an investment fiduciary appointed to manage the shares of our common stock covered by this prospectus for the benefit of the selling stockholder.

We or the selling stockholder may offer these securities from time to time in amounts, prices, and on other terms to be determined at the time of the offering. The securities may be offered and sold directly to you, through one or more agents, dealers or underwriters as designated from time to time, in privately negotiated transactions or through a combination of these methods. If we use agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Shares of our common stock trade on the Nasdaq Global Select Market, or Nasdaq, under the symbol “WIN.” On February 28, 2018, the last sale price of the shares as reported on Nasdaq was $1.58 per share. You are urged to obtain current market prices for our common stock.

_______________________

Investing in our common stock involves risks. You should consider carefully the risk factors described on page 6 of this prospectus, in any applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2018

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
ABOUT WINDSTREAM HOLDINGS, INC.	5
RISK FACTORS	6
USE OF PROCEEDS	6
DESCRIPTION OF CAPITAL STOCK	6
SELLING STOCKHOLDER	10
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	14
EXPERTS	14

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, under the Securities Act of 1934, as amended, or the Securities Act. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the shares, you should refer to the registration statement, including its exhibits. Under this “shelf” registration process, we may, from time to time, until the registration statement is withdrawn from registration by us, sell the common stock being offered pursuant to this prospectus in one or more offerings up to a total dollar amount of $44,272,500. In addition to the primary offering of securities, the selling stockholder may from time to time sell up to 3,950,000 shares of our common stock described in this prospectus in one or more secondary offerings.

The price to be paid for the common stock described in this prospectus will be determined at the time of the sale. Each time that we offer our common stock, we will provide a supplement to this prospectus detailing specific information about each proposed sale. A prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. Neither we nor the selling stockholder (nor any of our or its respective affiliates) have authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus, in any prospectus supplement, in any related free-writing prospectus we prepare or authorize and in the documents incorporated by reference herein. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholder are making an offer of the shares of our common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

Unless the context requires otherwise, the words “we,” “Company,” “Windstream,” “us” and “our” refer to Windstream Holdings, Inc. and its consolidated subsidiaries. The Company’s principal executive office is located at 4001 Rodney Parham Road, Little Rock, Arkansas 72212, and its telephone number is (501) 748-7000.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file reports and other information with the SEC. This prospectus, which forms a part of the registration statement, does not have all the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports and other information, including the registration statement, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information, including the registration statement. The website address is www.sec.gov. Information about us, including our SEC filings, is also available at our website at www.windstream.com. However, the information on, or accessible through, our website is not a part of or incorporated by reference into this prospectus or any prospectus supplement.

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” selected documents filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018;

●	our Current Reports on Form 8-K, filed with the SEC on January 5, 2018, January 12, 2018 and February 9, 2018; and

●

the description of our common stock set forth in the Form 8-A, filed with the SEC on December 8, 2009, pursuant to Section 12 of the Exchange Act, as modified by our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on February 19, 2010, February 14, 2014, April 27, 2015, September 18, 2015, November 19, 2015, November 10, 2016, February 27, 2017 and March 1, 2017, and including any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act) subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus, except that any such report or portions thereof which are furnished and not filed shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to: Windstream Holdings, Inc., 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442, Attn: Investor Relations, (501) 748-7000.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus or any prospectus supplement include certain forward-looking statements. We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any statements contained in or incorporated by reference in this prospectus and any prospectus supplement. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the benefits of the mergers with EarthLink and Broadview, including future financial and operating results, projected synergies in operating and capital expenditures and the timing of achieving the synergies reduction in net leverage, and improvement in our ability to compete; our ability to improve our debt profile and reduce interest costs, including through repurchases of our debt; our cost reduction activities, including, but not limited to, workforce reductions and network cost optimization; our ability to defend claims made by one or more noteholders that Windstream Services, LLC is in alleged default pursuant to a certain indenture governing a series of senior notes; expectations regarding our network investments to improve financial performance and increase market share; expectations regarding revenue trends, sales opportunities, improving margins in, and the directional outlook of, our business segments; expectations regarding the benefits of our updated business unit structure; stability and growth in adjusted Operating Income Before Depreciation and Amortization; statements regarding our 2018 operational priorities; expected levels of support from universal service funds or other government programs; expected rates of loss of consumer households served or inter-carrier compensation; expected increases in high-speed Internet and business data connections, including increasing availability of higher Internet speeds and services utilizing next generation technology for customers; expectations regarding expanding enhanced services related to Internet speeds, Kinetic and 1 Gbps services to more locations due to network upgrades and expanding our fiber network; expectations regarding sales and trends of strategic products for business customers; our expected ability to fund operations; expected required contributions to our pension plan and our ability to make contributions utilizing our common stock; the completion and benefits from network investments related to the Connect America Fund to fund the deployment of broadband services and capital expenditure amounts related to these investments; anticipated capital expenditures and certain debt maturities from cash flows from operations; and expected effective federal income tax rates and our ability to utilize certain net loss operating carryforwards and the length of time we have to utilize under the Tax Cuts and Jobs Act of 2017. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

●	the cost savings and expected synergies from the mergers with EarthLink and Broadview may not be fully realized or may take longer to realize than expected;

●

the integration of Windstream and EarthLink and Broadview may not be successful, may cause disruption in relationships with customers, vendors and suppliers and may divert attention of management and key personnel;

●

the impact of the Federal Communications Commission’s comprehensive business data services reforms that may result in greater capital investments and customer and revenue churn because of possible price increases by our ILEC suppliers for certain services we use to serve customer locations where we do not have facilities;

●

the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing and tariff plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without further Federal Communications Commission action;

●	the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers;

●

the alleged ability of one or more purported noteholders to establish that transactions related to the spin-off of certain assets in 2015 into a publicly-traded real estate investment trust allegedly violated certain covenants in existing indentures governing certain outstanding senior notes allegedly allowing the noteholders to seek to accelerate payment under the indentures;

●

the benefits of our current capital allocation strategy which may be changed at anytime at the discretion of our board of directors, and certain cost reduction activities may not be fully realized or may take longer to realize than expected, or the implementation of these initiatives may adversely affect our sales and operational activities or otherwise disrupt our business and personnel;

●	the availability and cost of financing in the corporate debt markets;

●	unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

●

for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

●

our election to accept state-wide offers under the Federal Communications Commission’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program;

●

our ability to make rent payments under the master lease to Uniti Group Inc., which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

●	further adverse changes in economic conditions in the markets served by us;

●	the extent, timing and overall effects of competition in the communications business;

●

unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

●	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

●	the impact of recent adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations and the potential for additional adverse changes in the future;

●	earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

●	unfavorable results of litigation or intellectual property infringement claims asserted against us;

●

the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts;

●	the effects of federal and state legislation, and rules and regulations, and changes thereto, governing the communications industry;

●	continued loss of consumer households served and consumer high-speed Internet customers;

●	the impact of equipment failure, natural disasters or terrorist acts;

●	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

●	those additional factors under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017, and in subsequent filings with the SEC at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in this prospectus, in any prospectus supplement and in our other filings with the SEC at www.sec.gov.

ABOUT WINDSTREAM HOLDINGS, INC.

We are a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale partners across the United States. We provide data, cloud solutions, unified communications and managed services to small business and enterprise clients. We also offer bundled services, including broadband, security solutions, voice and digital television to consumers. We supply core transport solutions on a local and long-haul fiber network spanning approximately 150,000 miles.

For a further discussion of our business, we urge you to read our Annual Report on Form 10-K for the year ended December 31, 2017 incorporated by reference herein. See “Where You Can Find More Information” above.

We are incorporated in Delaware. Our principal executive offices are located at 4001 Rodney Parham Road, Little Rock, Arkansas 72212 and our telephone number is (501) 748-7000. Our website is located at www.windstream.com. Information on our website is not incorporated into, and does not otherwise form a part of, this prospectus.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in any updates to those “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect the Company will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our common stock for general corporate purposes. These purposes may include, without limitation, the acquisition of companies or businesses and additional contributions to the Windstream Pension Plan. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our common stock will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the common stock for these purposes, we may place the net proceeds in temporary investments or we may hold the net proceeds in deposit accounts.

We will not receive any proceeds from the sale, if any, of common stock offered by the selling stockholder pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is qualified in its entirety by the Delaware General Corporation Law, or DGCL, and our charter. Our charter, including any amendments thereto, is incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017 and on file with the SEC. See “Where You Can Find More Information” for information on how you can view these filings.

General

Under our charter, our total authorized capital stock consists of 33,333,333 shares of preferred stock, par value $0.0001 per share, and 375,000,000 shares of common stock, par value $0.0001 per share.

Preferred Stock

Our charter provides that preferred stock may be issued from time to time and in one or more series. Our board of directors is authorized to determine or alter the powers, preferences and rights (including voting rights), and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and within the limitations or restrictions stated in any resolution or resolutions of our board of directors originally fixing the number of shares constituting any series of preferred stock, to increase or decrease (but not below the number of shares of any such series of preferred stock then outstanding) the number of shares of any such series of preferred stock, and to fix the number of shares of any series of preferred stock. In the event that the number of shares of any series of preferred stock is so decreased, the shares constituting such decrease will resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of preferred stock subject to the requirements of applicable law.

Common Stock

Under our charter, the holders of our common stock have one vote per share on all matters submitted to a vote of stockholders, except as otherwise provided by the DGCL or our charter and subject to the rights of holders of any outstanding preferred stock. Holders of our common stock will be entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment or provision for payment of all debts and subject to the prior rights of any outstanding preferred stock. Our common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

To the greatest extent permitted by applicable DGCL, the shares of our common stock will be uncertificated, and transfer is reflected by book entry.

All rights, preferences and privileges of holders of our common stock stated in this summary are subject to the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Anti-Takeover Effects of the DGCL and our Certificate of Incorporation and Bylaws

The DGCL, our charter and our bylaws contain a number of provisions which could have the effect of discouraging transactions that involve an actual or threatened change of control of us. In addition, provisions of our charter and our bylaws may be deemed to have anti-takeover effects and could delay, defer or prevent a tender offer or takeover attempts that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders.

Rights Agreement

On September 17, 2015, our board of directors adopted a rights plan intended to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code, and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company and its subsidiaries. If we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code, our ability to fully utilize the tax benefits on an annual basis will be substantially limited, and the timing of the usage of the tax benefits and such other benefits could be substantially delayed, which could therefore significantly impair the value of those assets. The rights agreement is intended to act as a deterrent to any person or group acquiring “beneficial ownership” of 4.90% or more of the “outstanding shares” of common stock, par value $0.0001 per share, of us, without the approval of our board of directors.

As part of the rights agreement, our board of directors authorized and declared a dividend distribution of one right for each outstanding share of common stock to stockholders of record at the close of business on September 28, 2015. Each right entitles the holder to purchase from Windstream a unit consisting of one ten thousandth of a share, or a unit, of Series A Participating Preferred Stock, par value $0.0001 per share, of the Company at a purchase price of $32.00 per unit, subject to adjustment. Until a right is exercised, the holder will have no separate rights as a stockholder of the Company, including the right to vote or to receive dividends in respect of rights. Unless an extension is approved by the board of directors, the rights will expire on the earliest of (i) 5:00 P.M. New York City time on September 17, 2018, (ii) the time at which the rights are redeemed or exchanged pursuant to the rights agreement, (iii) the date on which our board of directors determines that the rights agreement is no longer necessary for the preservation of material valuable tax benefits or is no longer in the best interest of us and our stockholders and (iv) the beginning of a taxable year to which our board of directors determines that no tax benefits may be carried forward.

The foregoing description of the rights agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the rights agreement, a copy of which is attached as Exhibit 4.1 of our Current Report on Form 8-K, filed with the SEC on September 18, 2015, the disclosures set forth on our Current Report on Form 8-K filed with the SEC on May 16, 2016 and the full text of the amendment to the rights agreement, a copy of which is attached as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on November 10, 2016.

Delaware Section 203

Section 203 of the DGCL restricts business combinations with certain interested stockholders (defined generally under the DGCL to include persons who beneficially own or acquire 15% or more of a Delaware corporation’s voting stock and their affiliates and associates, and hereinafter as a Section 203 Interested Stockholder). Section 203 prohibits business combination transactions between a publicly-held Delaware corporation and any Section 203 Interested Stockholder for a period of three years after the time at which the Section 203 Interested Stockholder became an interested stockholder unless: (a) prior to the time that such entity became a Section 203 Interested Stockholder, the corporation’s board of directors approved either the proposed business combination or the transaction which resulted in the Section 203 Interested Stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the Section 203 Interested Stockholder becoming such an interested stockholder, the Section 203 Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) on or subsequent to the time that such entity became a Section 203 Interested Stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% the outstanding voting stock which is not owned by the Section 203 Interested Stockholder.

Under certain circumstances, Section 203 makes it more difficult for a person who is a Section 203 Interested Stockholder to effect various business combinations with a corporation for a period of three years. The provisions of Section 203 are intended to encourage third parties interested in acquiring us to negotiate in advance with our board of directors. Section 203 also may make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that in order for a stockholder to nominate any person for election as a director or propose business at a meeting of stockholders, the stockholder must give timely notice to our Secretary. To be timely:

●

in the case of an annual meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is changed by more than 25 days (or 30 days in the case of director nominations) from such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made; and

●

in the case of a special meeting at which directors are to be elected, a stockholder’s notice of nominations must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

These provisions could preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors by limiting the window of time available to present such matters to us for presentation at such meeting.

Calling a Special Meeting; Action by Written Consent of Stockholders

Under the DGCL, a special meeting of the stockholders may be called by our board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Our charter states that as long as any security of the company is registered under Section 12 of the Exchange Act, special meetings of our stockholders may be called only by a resolution of our board of directors.

Our charter provides that as long as any of our securities is registered under Section 12 of the Exchange Act, no stockholder action may be taken by written consent in lieu of a meeting.

The inability of our stockholders to take action by written consent or to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by our board of directors. In addition, the inability of stockholders to call a special meeting of stockholders could make it more difficult to change our board of directors and management.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to NASDAQ Listing Rule 5635, which sets forth the circumstances under which an issuer is required to obtain approval from its stockholders prior to an issuance of securities in connection with: (1) the acquisition of the stock or assets of another company; (2) equity-based compensation of officers, directors, employees or consultants; (3) a change of control; and (4) private placements. In connection with an acquisition of the stock or assets of another company, NASDAQ Listing Rule 5635 would require stockholder approval prior to the issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of the outstanding common stock before the issuance, or if any director, officer or substantial stockholder of the issuing company has a 5% or greater interest (or such persons collectively have a 10% or greater interest) in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of us.

Voting Requirements to Amend Charter and Bylaws

Under the DGCL, unless a higher vote is required in the certificate of incorporation of a corporation, an amendment to such certificate of incorporation generally requires approval by the corporation’s board of directors and approval by a majority of the outstanding shares entitled to vote on the proposed amendment. Notwithstanding any provision of a corporation’s certificate of incorporation to the contrary, under the DGCL, holders of a class of a corporation’s stock are entitled to vote as a class on the approval of any amendment to the corporation’s certificate of incorporation which would:

●	increase or decrease the aggregate number of authorized shares of such class (subject to certain exceptions);

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or rights of such class so as to affect them adversely.

Under our charter, in addition to any affirmative vote of the holders of our capital stock required by the DGCL or our charter, the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then-outstanding shares of our capital stock eligible to be cast in the election of directors is required in order to amend, alter, change or repeal the sections of our charter related to the limitation of liability of directors and indemnification of directors and officers, the prohibition of stockholder action by written consent, the calling of special meetings of stockholders, our election to be covered by Section 203 of the DGCL and the procedures required to amend our charter.

Under our charter, our board of directors is expressly authorized to amend, alter, change or repeal our bylaws. The stockholders also have the ability to amend, alter, change or repeal our bylaws by the affirmative vote of a majority of the then outstanding shares entitled to vote, except that a two-thirds vote is required for the stockholders to amend sections of our bylaws related to bringing matters before an annual stockholder meeting, nominating and electing directors and filling vacancies on our board of directors and the procedures required to amend our bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

SELLING STOCKHOLDER

This prospectus also relates to the resale, from time to time, by the selling stockholder, which is a trust maintained in connection with the defined benefit pension plan sponsored by us, of up to 3,950,000 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act), that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The shares may be offered for sale from time to time by JPMorgan Chase Bank, N.A., as duly appointed trustee of the selling stockholder, at the direction of an investment fiduciary appointed to manage the shares of our common stock covered by this prospectus.

The following table sets forth the number of shares and percentage of our total outstanding common stock beneficially owned by the selling stockholder as of February 27, 2018, the number of shares that may be offered under this prospectus by the selling stockholder, and the number of shares and percentage of our total outstanding common stock beneficially owned by the selling stockholder, assuming all of the shares of common stock registered for resale by the selling stockholder hereby are sold. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act. The number of shares in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of common stock that the selling stockholder may offer and sell from time to time under this prospectus. The percentage of shares of common stock owned prior to and after the offering is based on 183,335,244 shares of common stock outstanding as of February 22, 2018.

Number of
Shares of
	Shares of Common Stock		Common	Shares of Common Stock to
	Beneficially Owned Prior to		Stock	be Beneficially Owned After
Name of Selling Stockholder	Offering		Being Offered	Offering
	Number	Percentage		Number	Percentage
Windstream Master Trust	3,950,000	2.15%	3,950,000	—	0.0%

PLAN OF DISTRIBUTION

General

Primary Offering

We may sell shares of common stock, covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.

The offer and sale of shares of common stock by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to the prevailing market prices; or
●	at negotiated prices.

Any public offering price and any discounts or concessions to dealers may be changed from time to time.

The terms of the offering of shares of common stock with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:

●	the terms of the shares of common stock being offered;

●	the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;
●	the purchase price of the shares of common stock;
●	the proceeds we will receive from the sale of the shares of common stock;
●	the names of the securities exchanges, if any, on which shares of common stock are listed;
●	any over-allotment options under which underwriters may purchase additional shares of common stock from us;
●	any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any commissions paid to agents and any delayed delivery arrangements.

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the sale or resale of the shares of common stock may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the shares of common stock in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates has any obligation to make a market in the shares of common stock, and each may discontinue any market-making activities at any time, without notice, in its sole discretion.

Secondary Offering

We have registered up to 3,950,000 shares of our common stock owned by the selling stockholder to allow the selling stockholder to sell all or a portion of the common stock to the public from time to time after the date of this prospectus. The selling stockholder may sell the common stock directly or in negotiated transactions upon instructions from the independent third party investment fiduciary chosen by the pension plan’s Investment Committee through underwriters, broker-dealers or agents. We have agreed to pay all expenses incurred in connection with the registration of the shares of common stock offered under this prospectus, and the selling stockholder will pay all expenses incurred in connection with the sale of the shares of our common stock offered under this prospectus, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling stockholder, transfer taxes and related charges in connection with the offer and sale of these shares of common stock.

The SEC may deem the selling stockholder and any broker-dealers or agents who participate in the distribution of the common stock to be “underwriters” within the meaning of the Securities Act. As a result, the SEC may deem any profits made by the selling stockholder as a result of selling the common stock and any discounts, commissions, or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and also may be subject to liabilities under the securities laws, including Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, there are currently no plans, agreements, arrangements, or understandings between the selling stockholder and any underwriter, broker-dealer, or agent regarding the sale of the common stock.

The common stock may be sold pursuant to the methods described below from time to time by or for the account of the selling stockholder on the NASDAQ Global Select Market, or any other national securities exchange or automated interdealer quotation system on which our common stock is then listed, or otherwise in one or more transactions either:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to the prevailing market prices; or
●	at prices determined on a negotiated or competitive bid basis.

These sales may be effected by any one or more of the following methods:

●

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or
●	privately negotiated transactions.

To comply with the securities laws of some states, if applicable, the selling stockholder may only sell the common stock in these jurisdictions through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be sold unless the common stock has been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The selling stockholder and any other persons participating in the sales of the common stock pursuant to this prospectus may be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act.

The selling stockholder may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

With respect to a particular offering of the common stock, to the extent required by law, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:

●	the amount of common stock being offered and sold;
●	the respective purchase prices and public offering prices and other material terms of the offering;
●	the names of any participating agents, broker-dealers, or underwriters employed by the selling stockholder in connection with such sale; and
●	any applicable commissions, discounts, concessions, and other items constituting compensation from the selling stockholder.

The pension plan is a “pension plan” as defined in the Employee Retirement Income Security Act of 1974, as amended, or ERISA. Prohibited transactions under Title I of ERISA and Section 4975 of the Internal Revenue Code could arise if, absent an available exemption, a person or entity that is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Internal Revenue Code, were to purchase any of the common stock being offered by the selling stockholder. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

Sale Through Underwriters or Dealers

If we or the selling stockholder use underwriters in a sale of shares of common stock, such underwriters will acquire the shares for their own account and may resell the shares from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We or the selling stockholder may offer the shares of common stock to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the shares of common stock if any of the shares are purchased, unless the applicable prospectus supplement states otherwise. Any public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we or the selling stockholder use dealers in a sale of shares of common stock, we or the selling stockholder will sell the shares to them as principals, and they may then resell the shares to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement, if required, the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents and Others

We or the selling stockholder may choose to sell the shares of common stock directly. In this case, no underwriters or agents will be involved. We or the selling stockholder may also sell the shares of common stock through agents designated from time to time. We will name any agent involved in the offer or sale of the shares of common stock and describe any commissions payable by us or the selling stockholder to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We or the selling stockholder may sell the shares of common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. We will describe the terms of any such sales in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase shares of common stock from us at the public offering price under delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We or the selling stockholder may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

In connection with the distribution of the shares of common stock offered under this prospectus, we or the selling stockholder may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates. We or the selling stockholder may enter into derivative transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholder or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholder in settlement of those derivatives to close out any related open borrowings of shares of common stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in the common stock listed on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the shares of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.

Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying common stock so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the shares of common stock to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the shares of our common stock to be issued in this offering will be passed upon by Kutak Rock LLP. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the EarthLink and Broadview businesses the registrant acquired during 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$44,272,500 Common Stock

and

3,950,000 Shares of Common Stock offered by the Selling Stockholder

PROSPECTUS

, 2018

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, other than underwriting discounts and commissions payable by us, to be incurred in connection with the issuance and distribution of securities registered under this registration statement on Form S-3.

SEC Registration Fee	$6,225
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Engraving Expenses	*
Transfer Agent’s Fees and Expenses	*
Miscellaneous Expenses	*
Total:	$ *

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. As permitted by the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation eliminates, to the fullest extent permitted by the DGCL, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize further elimination or limiting of directors’ personal liability, then the Registrant’s Amended and Restated Certificate of Incorporation provides that the personal liability of directors will be eliminated or limited to the fullest extent provided under the DGCL.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding-other than an action by or in the right of the corporation-by reason of the fact that the person is or was a director, officer, agent, or employee of the corporation, or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless the court believes that in light of all the circumstances indemnification should apply. The DGCL requires a corporation to indemnify a director or officer to the extent that the director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding for which indemnification is lawful.

As permitted by the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation provides that (a) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions, (b) the Registrant may indemnify its other employees and agents as set forth in the DGCL, (c) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain conditions and (d) the rights conferred by the Amended and Restated Certificate of Incorporation are not exclusive.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. The Registrant maintains a director and officer insurance policy which insures the directors and officers of the Registrant against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as directors and officers.

In addition, the Registrant has entered into separate indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide generally that the Registrant will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.

Item 16. Exhibits.

The exhibits furnished as a part of this registration statement are listed below:

Number	Exhibit
1.1†	Form of Underwriting Agreement

2.1	Separation and Distribution Agreement, dated as of March 26, 2015, by and among Windstream Holdings, Inc., Windstream Services, LLC and Communications Sales & Leasing, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s and Windstream Services, LLC’s Current Report on Form 8-K dated March 26, 2015)

2.2	Agreement and Plan of Merger, dated as of November 5, 2016, by and among Windstream Holdings, Inc., Europa Merger Sub, Inc., Europa Merger Sub, LLC and EarthLink Holdings Corp. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated November 10, 2016)

4.1	Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 30, 2013)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Windstream Holdings Inc., effective as of April 26, 2015 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 27, 2015)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Windstream Holdings Inc., effective as of February 24, 2017 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 27, 2017, as amended)

4.4	Certificate of Designations of Series A Participating Preferred Stock of Windstream Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 18, 2015)

4.5	Third Amended and Restated Bylaws of Windstream Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 19, 2015)

5.1*	Opinion of Kutak Rock LLP

23.1*	Consent of Kutak Rock LLP (contained in its opinion filed as Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney (included on signature pages)
____________________

†	To be filed as an exhibit to a current or periodic report that the registrant files and incorporates by reference or by post-effective amendment.
*	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 1, 2018.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Tony Thomas
Name:	Tony Thomas
Title:	President and Chief Executive Officer

Each of the undersigned officers and directors of Windstream Holdings, Inc., a Delaware corporation, hereby constitutes and appoints Tony Thomas, Robert E. Gunderman, and Kristi Moody and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including pre- and post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tony Thomas	President, Chief Executive Officer and	March 1, 2018
Tony Thomas	Director (Principal Executive Officer)

/s/ Robert E. Gunderman	Chief Financial Officer and Treasurer	March 1, 2018
Robert E. Gunderman	(Principal Financial Officer)

/s/ John Eichler	Senior Vice President - Controller	March 1, 2018
John Eichler	(Principal Accounting Officer)

/s/ Alan L. Wells	Chair, Director	March 1, 2018
Alan L. Wells

/s/ Carol B. Armitage	Director	March 1, 2018
Carol B. Armitage

/s/ Samuel E. Beall III	Director	March 1, 2018
Samuel E. Beall III

/s/ Jeannie H. Diefenderfer	Director	March 1, 2018
Jeannie H. Diefenderfer

/s/ Jeffrey T. Hinson	Director	March 1, 2018
Jeffrey T. Hinson

/s/ William G. LaPerch	Director	March 1, 2018
William G. LaPerch

/s/ Larry Laque	Director	March 1, 2018
Larry Laque

/s/ Julie A. Shimer	Director	March 1, 2018
Julie A. Shimer

/s/ Marc F. Stoll	Director	March 1, 2018
Marc F. Stoll

/s/ Michael G. Stoltz	Director	March 1, 2018
Michael G. Stoltz

/s/ Walter L. Turek	Director	March 1, 2018
Walter L. Turek